                                                                    Exhibit 23.1

                       [DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-103339 of International Game Technology on Form S-3 of our report dated November 5, 2002, appearing in the Annual Report on Form 10-K of International Game Technology for the year ended September 28, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

June 10, 2003